Exhibit 99.2

VECO CORPORATION AND SUBSIDIARIES

Consolidated Financial Statements

March 31, 2007 and 2006

(With Independent Auditors’ Report Thereon)

Independent Auditors’ Report

The Board of Directors
VECO Corporation:

We have audited the accompanying consolidated balance sheets of VECO Corporation and subsidiaries as of March 31, 2007 and 2006, and the related consolidated statements of income, changes in stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended March 31, 2007. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of VECO Corporation and subsidiaries as of March 31, 2007 and 2006, and the results of their operations and their cash flows for each of the years in the three-year period ended March 31, 2007 in conformity with U.S. generally accepted accounting principles.

As discussed in note 2, the accompanying consolidated financial statements as of March 31, 2006 and for the years ended March 31, 2006 and 2005 have been restated.

KPMG LLP

October 30, 2007

VECO CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

March 31, 2007 and 2006

(in 000’s, except share amounts)

	2007	2006
		(restated)
Assets
Current assets:
Cash and cash equivalents	$46,045	$47,705
Investment securities	3,344	12,366
Accounts receivable, net	191,170	111,816
Costs and estimated earnings in excess of billings on uncompleted contracts	6,420	5,785
Inventory	3,388	3,246
Prepaid expenses and other current assets	7,156	4,354
Deferred tax assets	10,431	11,423
Total current assets	267,954	196,695
Joint ventures and other investments	8,767	7,712
Restricted investment securities, held-to-maturity	11,093	11,929
Land, facilities, and equipment, net	119,783	77,748
Goodwill	6,867	6,787
Intangible assets, net	1,666	2,737
Deferred tax assets	4,513	2,222
Other assets	2,290	1,254
	$422,933	$307,084
Liabilities and Stockholders’ Equity
Current liabilities:
Lines of credit payable	$6,992	$22,057
Current portion of long-term debt	20,655	21,889
Accounts payable	67,219	25,397
Accrued expenses and other liabilities	37,139	37,955
Billings in excess of costs and estimated earnings on uncompleted contracts	20,773	6,778
Income taxes payable	21,297	5,382
Deferred revenue	14,213	9,068
Total current liabilities	188,288	128,526
Deferred tax liabilities	—	4,755
Deferred revenue	24,191	15,159
Accrued expenses and other liabilities, less current portion	7,316	5,087
Long-term debt, less current portion	77,705	53,194
Total liabilities	297,500	206,721
Commitments and contingencies (notes 10, 11 and 17)
Stockholders’ equity:
Common stock, no par value. Authorized 100,000 shares; issued and outstanding 1,057 shares at March 31, 2007 and 2006	247	247
Additional paid-in capital	9,208	9,208
Treasury stock, 416 shares at cost	(13,940)	(13,940)
Retained earnings	128,853	103,323
Accumulated other comprehensive income	1,065	1,525
Total stockholders’ equity	125,433	100,363
	$422,933	$307,084

The accompanying notes are an integral part of these consolidated financial statements.

VECO CORPORATION AND SUBSIDIARIES

Consolidated Statements of Income

Years ended March 31, 2007, 2006, and 2005

(in 000’s)

	2007	2006	2005
		(restated)	(restated)
Revenues	$875,080	$644,815	$479,322
Operating expenses:
Direct costs, exclusive of depreciation and amortization	744,880	543,551	404,254
General and administrative	57,464	45,203	35,148
Depreciation and amortization	23,221	21,781	17,447
Gain on disposal of assets	(3)	(490)	(796)
	825,562	610,045	456,053
Income from operations	49,518	34,770	23,269
Interest expense	(6,973)	(6,023)	(2,819)
Investment income	6,935	4,563	1,710
Equity in earnings of joint ventures	884	3,781	827

Income before income taxes	50,364	37,091	22,987
Income tax expense	19,411	9,608	7,766
Net income	$30,953	$27,483	$15,221

The accompanying notes are an integral part of these consolidated financial statements.

VECO CORPORATION AND SUBSIDIARIES

Consolidated Statements of Changes in Stockholders’ Equity and Comprehensive Income

Years Ended March 31, 2007, 2006 and 2005

(in 000’s, except per share amounts)

					Accumulated
					other	Total
	Common	Additional	Treasury	Retained	comprehensive	stockholders’
	stock	paid-in-capital	stock	earnings	income	equity
Balances at April 1, 2004 (restated)	$247	$9,208	$(13,940)	$64,679	$1,179	$61,373
Net income for the year	—	—	—	15,221	—	15,221
Foreign currency translation adjustments	—	—	—	—	(1,136)	(1,136)
Comprehensive income						14,085
Dividends declared, $1,003 per share	—	—	—	(1,060)	—	(1,060)
Balances at March 31, 2005 (restated)	247	9,208	(13,940)	78,840	43	74,398
Net income for the year	—	—	—	27,483	—	27,483
Foreign currency translation adjustments	—	—	—	—	1,482	1,482
Comprehensive income						28,965
Dividends declared, $2,838 per share	—	—	—	(3,000)	—	(3,000)
Balances at March 31, 2006 (restated)	247	9,208	(13,940)	103,323	1,525	100,363
Net income for the year	—	—	—	30,953	—	30,953
Foreign currency translation adjustments	—	—	—	—	(460)	(460)
Comprehensive income						30,493
Dividends declared, $5,131 per share	—	—	—	(5,423)	—	(5,423)
Balances at March 31, 2007	$247	$9,208	$(13,940)	$128,853	$1,065	$125,433

The accompanying notes are an integral part of these consolidated financial statements.

VECO CORPORATION AND SUBSIDIARIES

Consolidated Statements of Cash Flows

Years ended March 31, 2007, 2006, and 2005

(in 000’s)

	2007	2006	2005
		(restated)	(restated)
Operating activities:
Net income	$30,953	$27,483	$15,221
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	23,221	21,781	17,447
Deferred taxes	(5,444)	2,698	(3,495)
(Recovery) provision for bad debts	(48)	(747)	261
Gain on disposal of assets	(3)	(490)	(796)
Undistributed earnings of joint ventures	(884)	(3,781)	(827)
Changes in assets and liabilities that provided (used) cash:
Accounts receivable	(79,031)	(46,652)	(7,051)
Prepaid expenses and other current assets	1,029	(591)	(199)
Costs and estimated earnings in excess of billings on uncompleted contracts	(636)	(2,651)	(1,764)
Investment securities, trading	9,022	(1,162)	(460)
Accounts payable	38,199	1,145	9,506
Accrued expenses and other liabilities	3,039	6,102	3,648
Billings in excess of costs and estimated earnings on uncompleted contracts	13,765	(10,699)	2,308
Income taxes payable	15,854	2,133	1,141
Deferred revenue	14,157	6,872	2,181
Other assets and liabilities	(3,154)	(1,224)	60
Net cash provided by operating activities	60,039	217	37,181
Investing activities:
Proceeds from sale of property and equipment	432	8,529	849
Increase in cash surrender value of officers’ life insurance policies	(62)	(65)	(69)
Maturity of restricted investment securities, held to maturity	852	—	—
Purchase of restricted certificate of deposit	—	—	(10,000)
Purchase of land, facilities and equipment	(62,053)	(17,014)	(34,662)
Net cash used in investing activities	(60,831)	(8,550)	(43,882)
Financing activities:
Net (payments) proceeds under line-of-credit	(14,531)	22,365	(1,123)
Distributions to stockholders	(6,408)	(1,000)	(1,060)
Proceeds from issuance of long-term debt	57,217	14,636	42,200
Principal payments on long-term debt	(37,066)	(26,018)	(15,531)
Net cash provided by (used in) financing activities	(788)	9,983	24,486
Effect of exchange rate changes on cash	(80)	351	346
Net (decrease) increase in cash and cash equivalents	(1,660)	2,001	18,131
Cash and cash equivalents at beginning of year	37,705	35,704	17,573
Cash and cash equivalents at end of year	$36,045	$37,705	$35,704
Reconciliation to consolidated balance sheets:
Cash and cash equivalents	$36,045	37,705	35,704
Restricted certificate of deposit	10,000	10,000	10,000
	$46,045	47,705	45,704
Supplemental disclosure of cash flow information:
Interest paid	$6,685	$4,922	$2,921
Income taxes paid	8,183	4,485	8,890
Income taxes refunded	—	1,132	2,215

The accompanying notes are an integral part of these consolidated financial statements.

VECO CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(in 000’s)

(1)       Summary of Significant Accounting Policies

(a)       Restatement

The consolidated financial statements as of March 31, 2006 and for the years ending March 31, 2006 and 2005 and the related notes thereto reflect restated amounts as described in note 2.

(b)       Nature of Operations

VECO Corporation (the “Company”) is a multinational oil and gas, commercial development and heavy industry company. The Company’s principal lines of business are engineering, construction, and maintenance. The majority of services are performed in Alaska, Canada, Barbados, Russia, Colorado and Washington for the oil and gas industry.

(c)       Principles of Consolidation

The consolidated financial statements include the accounts of VECO Corporation and all of its controlled subsidiaries after elimination of all material intercompany accounts and transactions. The consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (U.S. GAAP).

(d)       Use of Estimates

The preparation of the consolidated financial statements requires management to make a number of estimates and assumptions relating to the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the period. Significant items subject to such estimates and assumptions include the carrying amount of property, equipment and lease rights, intangibles and goodwill; valuation allowances for receivables and deferred tax assets; estimated costs to complete fixed-price contracts; anticipated losses on uncompleted fixed price contracts; and obligations related to employee benefits. Actual results could differ from those estimates.

(e)       Cash and Cash Equivalents

For the purposes of the consolidated statement of cash flows, the Company considers all highly liquid investment instruments purchased with an original maturity of three months or less to be cash equivalents.

(f)        Investment Securities

Investments in mutual funds are classified as trading securities and reported at fair value. Net unrealized holding gains and losses are recognized in the statements of income. Realized gains and losses are determined on the specific identification method. Investments in government securities are classified as held–to–maturity and carried at amortized cost.

(g)       Allowance for Uncollectible Accounts Receivable

The Company reduces accounts receivable by estimating an allowance for amounts that may become uncollectible in the future. Management determines the estimated allowance for uncollectible amounts based on their judgments evaluating the aging of the receivables, the status of and experience in settling change orders and claims, and the financial condition of the Company’s clients, which may be dependent on the type of client and current economic conditions that the client may be subject to.

(h)       Unbilled Receivables and Costs and Estimated Earnings in Excess of Billings on Uncompleted Contracts

Costs and estimated earnings in excess of billings on uncompleted contracts represent unbilled amounts on fixed price contracts. All other unbilled receivables, which represent amounts arising from incurred costs to be billed under cost reimbursement–type contracts where the Company currently has the right to bill, are included in accounts receivable on the consolidated balance sheet.

(i)        Inventory

Inventory is stated at the lower of cost or market (first–in, first–out method) and consists primarily of machinery parts, construction materials, and unrefined gravels used in the completion of projects.

(j)        Joint Ventures and Other Investments

For investments in which the Company owns 20 – 50 percent, the Company applies the equity method of accounting where it has the ability to exercise significant influence over the operating activities of the investee, except for certain joint ventures that are consolidated as variable interest entities under Financial Accounting Standards Board (FASB) Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities (FIN 46(R)). These investments primarily include joint ventures formed with strategic partners that perform the same work otherwise done by the Company on its own behalf. Corporate joint ventures with an ownership percentage of less than 20 percent and where the Company does not have the ability to exercise significant influence over the operating activities of the investee are accounted for on the cost method.

There are no related parties that own interests in the joint venture investments as of March 31, 2007.

The financial results for certain of the foreign joint venture investments are accounted for under a 90-day lag due to the unavailability of more timely information. This policy is consistently applied from year to year resulting in an entire year of operations being included in the consolidated financial statements.

(k)       Foreign Currency Translation and Transactions

Local currencies of subsidiaries operating outside the United States are generally considered the functional currencies. Assets and liabilities are translated at year–end exchange rates. Revenue, expense, and cash flow items are translated at average rates of exchange prevailing during the year. Cumulative translation adjustments are recorded as a component of stockholders’ equity and are included in other comprehensive income. Fluctuations in monthly exchange rates between the transaction date and settlement date on amounts receivable or payable, including intercompany borrowings, are included in the statements of income as general and administrative expenses.

(l)        Deferred Revenue

Deferred revenue consists of advance payments on equipment rentals, deferred revenue on contracts and the deferral of intercompany profit on a transaction with equity method investees. The advance rental payments are being amortized over the life of the equipment rental agreement. The intercompany profit is being recognized on the installment method over the term of the related direct financing lease.

(m)      Contract Revenue

The Company performs construction, engineering, operations and maintenance services. The Company earns its revenue from different types of contracts, including fixed-price and time-and-materials. The Company evaluates each contractual arrangement and recognizes revenue accordingly.

The Company’s primary revenue source is time-and-materials contracts, where revenue is primarily recognized as costs are incurred, including applicable fees earned through the date services are provided. Revenue from fixed-price contracts are recognized on the percentage-of-completion method where progress towards completion is generally measured by the percentage of costs incurred to date to the estimated total costs for each contract. This method is generally used because management considers expended costs to be the best available measure of progress on these contracts. When circumstances require, other measures of progress such as labor hours or units of progress may be used. In making such estimates, judgments are required to evaluate potential variances in schedule, the cost of materials and labor, productivity, liability claims, contract disputes, or achievement of contract performance standards. Gross profit on fixed price contracts is not recognized until contracts attain 30 percent complete. It is management’s judgment that until a contract reaches 30 percent complete, there is insufficient information to determine what the estimated gross profit will be with a reasonable level of assurance.

Customer furnished materials are included in revenues and costs when management believes that the Company is responsible for the nature, type, characteristics or specifications of material furnished or is responsible for the ultimate acceptability of the project based on such materials furnished.

Contract modifications subject to negotiation (claims) are recorded when recovery is probable. Change orders are included in total estimated contract revenue when it is probable that the change order will result in an addition to contract value and can be estimated. Management evaluates when a change order is probable based upon its experience in negotiating change orders, the customer’s written approval of such changes or separate documentation of change order costs that are identifiable.

Costs and estimated earnings in excess of billings are included in current assets. Billings in excess of costs and estimated earnings are recorded as current liabilities.

As long-term contracts extend over one or more years, revisions in estimates of cost and earnings during the course of the work are reflected in the period in which the facts which require the revision become known. Losses on contracts in process are recognized in their entirety when the loss becomes evident and the amount of loss can be reasonably estimated.

(n)       Land, Facilities, and Equipment

All additions, including betterments to existing facilities, are recorded at cost. Maintenance and repairs are charged to expense as incurred. When assets are retired or otherwise disposed of, the cost of the assets and the related accumulated depreciation are removed from the accounts. Any gain or loss on retirements is reflected in income in the year of disposition.

Depreciation is computed on the straight–line method for facilities. Both the straight-line and declining balance methods are used for machinery and equipment, including those under capital lease. Leasehold improvements and equipment under capital leases are depreciated over the shorter of their estimated useful life or the remaining term of the associated lease. Estimated useful lives of major classes of assets are as follows:

Years
Facilities and buildings	5 – 32
Machinery and equipment	2 – 7

(o)       Goodwill and Intangible Assets

The Company may acquire goodwill or other intangible assets in business combinations which are accounted for using the purchase method of accounting. Intangible assets are stated at fair value as of the date acquired in a business combination. Intangible assets with finite lives are amortized over their expected useful lives, currently 20 years for lease rights and 15-20 years for patents. The Company does not have any intangible assets other than goodwill with indefinite useful lives.

Goodwill is not amortized but instead tested annually for impairment and more frequently if events and circumstances indicate that the asset might be impaired. An impairment loss is recognized to the extent that the carrying amounts exceed the asset’s fair value. This determination is made at the reporting unit level. The Company has defined its reporting units as the Alaska Region, contiguous United States Region and Canada Region.

Long–lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable. When required, impairment losses on assets to be held and used are recognized based on the excess of the asset’s carrying amount over the fair value of the asset. Long–lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.

The Company generally measures fair value by considering sale prices for similar assets or by discounting estimated future cash flows from the asset group using an appropriate discount rate.

(p)       Income Taxes

The Company accounts for income taxes utilizing an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax effects of events that have been recognized in the financial statements or tax returns. In estimating future tax consequences, the Company generally considers all expected future events other than enactment of changes in the tax laws or rates. Deferred tax assets and liabilities are determined based on the difference between the tax basis of assets and liabilities and their reported amounts using enacted tax rates in effect for the year in which differences are expected to reverse. Annually, the Company determines the amount of undistributed foreign earnings invested indefinitely in its foreign operations. Deferred taxes are not provided on those earnings.

Penalties relating to income taxes are reported as general and administrative expenses in the statements of income. Interest on income taxes payable is reported as interest expense in the statements of income.

(q)       Leases

Operating lease expense is recorded on a straight-line basis over the terms of the lease, including any periods of rent concessions.

(r)        Concentration of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash, cash equivalents, short-term investments and trade receivables. The Company’s cash, cash equivalents and short-term investments are maintained in accounts held primarily in the U.S. with some accounts held by major banks and financial institutions located in Barbados, Canada, Russia, and the Middle East. The Company has deposits with financial institutions which exceed federally insured limits; however, management believes any credit risk is minimal. Concentrations of credit risk relative to trade receivables exist due to the Company’s concentration in the oil and gas industry.

(s)        Reclassifications

Reclassifications have been made to the 2005 and 2006 consolidated financial statements to make them comparable with the 2007 presentation.

(t)        Recently Issued Accounting Standards

In June 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes: an Interpretation of FASB Statement No. 109 (FIN 48). FIN 48 clarifies the accounting for income taxes, by prescribing a “more likely than not” recognition threshold a tax position is required to meet before being recognized in the financial statements. FIN 48 also provides guidance on derecognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition. The Company will adopt the provisions of FIN 48 effective April 1, 2007. The Company does not expect that the adoption of FIN 48 will have an impact on the Company’s financial position or results of operations.

(2)                     Restatement

The Company has restated its consolidated financial statements as of March 31, 2006 and for the years ending March 31, 2006 and 2005 and the related notes thereto for the purposes of correcting the income tax impacts associated with certain non-deductible expenses (as discussed in note 17), correcting the overstatement of a reserve, and misapplications of U.S. GAAP.

As described in note 17, the former Chief Executive Officer and a former Vice President of the Company pled guilty to felony criminal charges involving bribery of government officials, violation of campaign contribution laws, tax fraud and other charges. Certain payments had been improperly deducted from the

Company’s income tax returns. The Company recorded additional income taxes, interest, and penalties in the amounts of $1,007 and $836 during the years ending March 31, 2006 and 2005, respectively.

The Company corrected the accounting for a reserve on a contract under audit by the customer, which decreased accrued liabilities and deferred tax assets at March 31, 2006 by $1,630 and $655, respectively. Additionally, for the year ending March 31, 2006, this adjustment resulted in an increase to revenue and income tax expense of $1,630 and $655, respectively.

During the years ending March 31, 2006 and 2005, the Company had determined that accounting errors had occurred in the application of U.S. GAAP. The impact of recording these adjustments for the year ending March 31, 2006 decreased income before income taxes by $1,156 and increased net income by $861. For the year ending March 31, 2005, these adjustments increased income before income taxes and net income by $314 and $609, respectively. These adjustments consisted of the following:

•                  Recording adjustments to convert the Company’s reported interests in certain joint ventures from the proportional consolidation method to the equity method of accounting. Theses adjustments decreased current assets by $2,780 and $1,720, decreased current liabilities by $2,630 and $1,580, and increased non-current assets by $150 and $140 at March 31, 2006 and 2005, respectively. Revenue and direct costs also decreased by $310 and $320 for the years ending March 31, 2006 and 2005, respectively. These adjustments had no impact on net income.

•                  Recording adjustments for the consolidation of a joint venture that is a variable interest entity under FIN 46(R) that the Company is considered to be the primary beneficiary. The joint venture was previously accounted for under the equity method. These adjustments decreased current assets by $360, increased non-current assets by $1,100, increased current liabilities by $810, and decreased non-current liabilities by $70 at March 31, 2006. Revenue and direct costs also increased by $1,150 during the year ending March 31, 2006. These adjustments had no impact on net income.

•                  Recording adjustments for the classification of income from a joint venture which decreased revenue by $830 and increased equity in earnings of joint ventures by $830 for the year ending March 31, 2006.

•                  Recording adjustments for the 2006 and 2005 accounting for certain deferred tax assets acquired in a business combination. During the year ending March 31, 2005, the Company recognized a tax benefit in the consolidated statements of income for the reduction of a valuation allowance on a deferred tax asset acquired in a business combination rather than as a reduction in the carrying value of the related goodwill. During the year ending March 31, 2006, the Company corrected the 2005 reporting in its 2006 consolidated financial statements. The restatement decreased income tax expense by $1,882 during the year ending March 31, 2006 and increased income tax expense by $1,882 during the year ending March 31, 2005.

•                  Recording adjustments for the 2006 and 2005 accounting for a decrease in the valuation allowance on certain deferred tax assets. The Company had continued to report a valuation allowance on certain deferred tax assets even though it had determined that it was more likely than not that deferred tax assets would be realized prior to their expiration. The Company’s practice was to report a reduction in the valuation allowance in the year the deferred tax asset was utilized. This restatement increased income tax expense by $1,722 during the year ending March 31, 2006 and decreased income tax expense by $2,221 during the year ending March 31, 2005.

•                  Recording adjustments to the 2006 and 2005 accounting for shareholder receivables where the Company expensed certain outstanding balances. These adjustments resulted in a decrease to current assets of $180 and $270 and a decrease to non-current assets of $1,220 and $1,540, at March 31, 2006 and 2005, respectively. These adjustments also resulted in a decrease in general and administrative expenses of $410 for the year ending March 31, 2006 and an increase in general and administrative expenses of $320 for the year ending March 31, 2005.

•                  Recording adjustments to the 2006 and 2005 accounting for foreign currency transaction gains on long-term intercompany debt where the Company change its designation of the debt from long-term to short-term. These adjustments resulted in an increase in general and administrative expenses of $1,348 for the year ending March 31, 2006 and a decrease to general and administrative expense of $714 for the year ending March 31, 2005.

•                  Recording adjustments to the 2006 and 2005 income tax provisions for the income tax effect of adjustments in the preceding two paragraphs as well as certain other income tax adjustments. These adjustments resulted in decreasing income tax expense by $1,643 for the year ending March 31, 2006 and increasing income tax expense by $124 for the year ending March 31, 2005.

The Company corrected its reporting of the purchase of a certificate of deposit. The certificate of deposit had erroneously been considered a cash equivalent for purposes of the statement of cash flows. This adjustment increased cash used in investing activities by $10,000 during the year ending March 31, 2005.

The following summarizes the impact of the correction for each restated line item on the previously reported financial statements:

Consolidated Balance Sheet

March 31, 2006

	As Previously Reported	As Restated
Current assets:
Cash and cash equivalents	$48,245	$47,705
Investment securities	12,066	12,366
Accounts receivable	113,717	111,816
Inventory	3,229	3,246
Prepaid expenses and other current assets	4,590	4,354
Deferred tax assets	8,974	11,423
Total current assets	197,771	196,695

Noncurrent assets:
Joint ventures and other investments	8,219	7,712
Land, facilities and equipment	74,339	77,748
Deferred tax assets	1,330	2,222
Other	3,832	1,254
Total assets	307,034	307,084

Current liabilities:
Accounts payable	26,148	25,397
Accrued expenses and other liabilities	44,720	37,955
Income taxes payable	1,809	5,382
Deferred revenue	—	9,068
Total current liabilities	128,402	128,526
Total liabilities	206,631	206,721

Total stockholders’ equity	100,404	100,363

Consolidated Statements of Income

Years Ending March 31

	2006		2005
	As Previously Reported	As Restated	As Previously Reported	As Restated
Revenues	$643,176	$644,815	$479,644	$479,322
Direct costs	543,402	543,551	404,528	404,254
General and administrative	43,441	45,203	35,368	35,148
Income from operations	34,062	34,770	21,505	23,269
Interest expense	5,777	6,023	2,706	2,819
Investment income	4,764	4,563	1,711	1,710
Equity in earnings of joint ventures	3,013	3,781	790	827
Income before taxes	37,043	37,091	22,892	22,987
Income tax expense	10,390	9,608	7,445	7,766
Net income	26,654	27,483	15,448	15,221

Consolidated Statements of Cash Flows

Years Ending March 31

	2006		2005
	As Previously Reported	As Restated	As Previously Reported	As Restated
Net cash provided by operating activities	$1,163	$217	$38,381	$37,181

Net cash used in investing activities	(9,054)	(8,550)	(33,882)	(43,882)

Net cash provided by financing activities	9,622	9,983	24,442	24,486

Effect of exchange rate changes on cash	—	351	—	346

In addition to the above, beginning retained earnings as of April 1, 2004 was reduced by $1,278 for the impact associated with certain non-deductible expenses (as discussed in note 17) and the charge-off of a stockholder receivable.

The restatement of the consolidated financial statements also affected notes 4, 6, 8 and 12.

(3)       Investment Securities

The carrying amount, gross unrealized holding gains, gross unrealized holding losses, and fair value of investment securities by major security type and class of security at March 31 were as follows:

	2007
		Gross	Gross
		unrealized	unrealized
	Carrying	holding	holding
	amount	gains	losses	Fair value
Held-to-maturity:
Current:
U.S. Treasury securities	$926	$3	$(3)	$926
Noncurrent:
U.S. Treasury securities	11,093	—	(177)	10,916
	$12,019	$3	$(180)	$11,842

	2006
		Gross	Gross
		unrealized	unrealized
	Carrying	holding	holding
	amount	gains	losses	Fair value
Held-to-maturity:
Current:
U.S. Treasury securities	$844	$—	$—	$844
Noncurrent:
U.S. Treasury securities	11,929	—	(153)	11,776
	$12,773	$—	$(153)	$12,620

The unrealized holding losses on investments in U.S. Treasury securities were caused by interest rate increases. The contractual terms of these investments do not permit the issuer to settle the securities at a price less than the amortized cost of the investment. Because the Company has scheduled the maturity of these investments to meet debt service requirements of certain nonrecourse debt and has the ability and intent to hold these investments until maturity, these investments are not considered other–than–temporarily impaired.

Maturities of debt securities were as follows at March 31, 2007:

	Carrying
	amount	Fair value
Held-to-maturity:
Due within one year	$926	$926
Due after one year through five years	11,093	10,916
	$12,019	$11,842

The Company also maintains a portfolio of investment securities classified as trading with a balance of $2,418 and $11,522 at March 31, 2007 and 2006, respectively. These investments consist primarily of investments in mutual funds. Net unrealized gains (losses) on trading securities held at March 31, 2007 and included in investment income for the years ending March 31, 2007, 2006 and 2005 were $135, $1,201 and $301, respectively.

(4)       Accounts Receivable (restated for 2006)

The Company grants credit without collateral to customers who primarily operate in the oil and gas industry in the states of Alaska, Colorado and Washington and the countries of Canada, Russia and Barbados. Accounts receivable at March 31 consists of the following:

	2007	2006
Billed	$155,592	$87,519
Unbilled	44,303	31,710
Retained	3,129	4,570
	203,024	123,799
Less allowance for doubtful accounts	11,854	11,983
	$191,170	$111,816

The retained contract receivables at March 31, 2007 and 2006 include amounts that may not be collected within one year. Substantially all accounts receivable secure lines of credit or long-term debt.

The changes in the allowance for doubtful accounts consist of the following for the years ending March 31:

	2007	2006	2005
Balance at beginning of year	$11,983	$13,716	$13,666
Provision charged to expense	150	156	261
Accounts written off	(81)	(986)	(211)
Accounts previously provided for, recovered in current year	(198)	(903)	—
Balance at end of year	$11,854	$11,983	$13,716

(5)       Costs and Estimated Earnings in Excess of Billings on Uncompleted Contracts

Costs and estimated earnings on uncompleted fixed price contracts at March 31 consist of the following:

	2007	2006
Costs incurred on uncompleted contracts	$158,846	$165,374
Estimated gross profit earned to date	20,167	32,606
	179,013	197,980
Less billings to date	193,366	198,973
	$(14,353)	$(993)

Included in the accompanying consolidated balance sheets under the following captions:

	2007	2006
Cost and estimated earnings in excess of billings on uncompleted contracts	$6,420	$5,785
Billings in excess of costs and estimated earnings on uncompleted contracts	(20,773)	(6,778)
	$(14,353)	$(993)

(6)       Joint Ventures and Other Investments (restated for 2006)

The Company routinely enters into joint ventures to service the needs of its clients. Such arrangements are customary in the engineering and construction industry and generally are project specific and facilitate the completion of contracts that are jointly owned with the Company’s joint venture partners. These joint ventures are formed to leverage the skills of the respective partners and include consulting, construction, and operations and maintenance contracts. The Company’s risk of loss on joint ventures is similar to what the risk of loss would be if the project was self-performed, other than the fact that the risk is shared with the Company’s partner.

The Company’s interests in certain joint ventures are considered variable interest entities (VIE’s) under FIN 46(R). The Company has classified entities identified as VIE’s into two groups, the first of which includes those entities that the Company has consolidated under the guidance of FIN 46(R), as the Company is considered the primary beneficiary, and the second group which includes those entities which the Company was not required to consolidate.

For VIE’s where the Company is not the primary beneficiary and those entities which are not VIE’s, the Company accounts for its investments in affiliated unconsolidated companies using the cost or equity method of accounting. Under the equity method, the Company’s proportionate share of net income or loss is included as equity in earnings of joint ventures on the accompanying consolidated statements of income. In general, the equity investment in joint ventures is equal to the proportionate share of those entities’ undistributed earnings. Under the cost method, investments are carried at acquisition cost with distributions recognized as income when received. The Company provides certain services, including engineering and construction management to these unconsolidated affiliates. These services are billed to the affiliates in accordance with the provisions of contractual agreements.

A summary of the Company’s interest in joint ventures and other investments at March 31, 2007 and 2006 is as follows:

	Method of	Percentage
	Accounting	ownership	2007	2006
Asia Petroleum, Ltd.	Cost	13%	$2,912	$2,912
SMNM/VECO Joint Venture	Equity	50	287	182
ECC-VECO, LLC	Equity	50	3,422	2,954
Nana/VECO Joint Venture	Equity	50	891	373
Middle East Joint Ventures	Equity	50	194	149
Middle East VECO Arabia	Equity	49	—	59
HEBL, Inc.	Equity	100	704	640
Barbados Correction Corporation	Equity	100	—	—
Other		—	357	443
			$8,767	$7,712

The combined financial position and results of operations of the Company’s joint ventures accounted for on the equity method as of and for the years ending March 31 are as follows:

Combined Financial Position

	2007	2006
Assets:
Current and long-term assets	$163,613	$89,699
Facilities and equipment, net of accumulated depreciation	99,445	486
	$263,058	$90,185
Liabilities and equity:
Current and long-term liabilities	$258,002	$85,215
Equity	5,057	4,970
	$263,059	$90,185
Equity allocable to the Company	$5,498	$4,357

Combined Results of Operations

	2007	2006	2005
Revenues	$82,951	$139,815	$78,089
Costs and expenses	(81,251)	(134,496)	(76,276)
Net income	$1,700	$5,319	$1,813
Net income allocable to the Company	$884	$3,781	$827

The Company has investments in two VIE’s for which they are not considered the primary beneficiary – HEBL, Inc. (HEBL) and Barbados Correction Corporation (BCC). The lessees absorb the majority of the variability of these entities.

HEBL was established in 1991 to construct, finance and lease 366 housing units to the U.S. Air Force pursuant to a Section 801 Housing Contract. The contract was financed through a private placement of nonrecourse senior secured notes. The Company’s maximum exposure to loss from HEBL is $704, which represents the investment balance.

BCC was established in 2005 to facilitate the construction and financing of a prison in Barbados. The contract is financed through nonrecourse notes. The Company’s maximum exposure to loss from BCC is $23,055, which represents the receivable due for construction work performed.

Summary financial information for HEBL and BCC as of and for the years ending March 31 are as follows:

	2007	2006
Assets	$212,447	$57,748
Liabilities	211,743	57,108
Stockholders’ equity (accounted for on the equity method)	704	640

Results of operations:
Revenues	$4,704	$5,011
Costs	4,640	4,962
Net income	$64	$49

(7)       Goodwill and Intangible Assets

(a)       Goodwill

The Company evaluates goodwill for impairment annually. The results of this analysis did not require the Company to recognize an impairment loss in any of the years ending March 31, 2007, 2006 or 2005. Foreign currency translation impacts the amount of goodwill reported each year.

(b)       Intangible Assets

A summary of the Company’s intangible assets at March 31 is as follows:

	2007	2006
Amortizable intangibles:
Lease rights, at cost, net of accumulated amortization of $2,002 and $1,827, respectively	$1,666	$1,842

Patents, at cost, net of accumulated amortization of $1,083 and $188, respectively	—	895
	$1,666	$2,737

Amortization expense on lease rights and patents was $236 during each of the years ending March 31, 2007, 2006 and 2005. The patents were determined to be impaired during the year ending March 31, 2007 and were written off to amortization expense. Amortization expense for the lease rights is expected to be $175 annually through 2017.

(8)       Land, Facilities, and Equipment (restated for 2006)

Land, facilities, and equipment consist of the following at March 31:

	2007	2006
Land and improvements	$7,161	$9,732
Facilities and buildings	44,334	41,607
Machinery and equipment	178,270	140,985
Construction in progress	25,501	42
	255,266	192,366
Less accumulated depreciation	135,483	114,618
	$119,783	$77,748

(9)       Long–Term and Other Debt (see note 18)

(a)       Long–Term Debt

The Company’s nonrecourse and other long–term debt at March 31 consist of the following:

	2007	2006
Nonrecourse:
Mortgages payable in monthly installments of $138 to July 2020, secured by real estate, rents and leases. Interest at 5.35%.	$15,732	$16,506

Mortgages payable in monthly installments of $56 to December 2016, secured by real estate. Interest at 6.59%.	4,862	—

Mortgages payable in monthly installments of $99 to April 2009, secured by investment securities. Interest at 8.06%.	11,150	11,415
	$31,744	$27,921

	2007	2006
Other:
Contracts and lines-of-credit payable, due in monthly installments to April 2012, secured by equipment with an approximately equal carrying value. Weighted average interest at 6.9% and 7.5% at March 31, 2007 and 2006, respectively.	$53,104	$40,749

Mortgages payable secured by real estate, interest rate at 3.7%.	—	3,773

Mortgage payable in monthly installments of $196 to April 2017. Interest at 7.62%, secured by real estate.	8,100	—

Debenture payable in variable monthly installments to June 2010. Interest at the Canadian one month Bankers Acceptance Rate plus 3.0% (7.3% and 7.1% effective interest rate at March 31, 2007 and 2006), secured by real estate and certain other equipment.	1,770	1,898

Capitalized leases payable in monthly installments to March 2010. Machinery and equipment under capital lease have costs of $5,196 and $1,382 and accumulated amortization of $1,580 and $318 at March 31, 2007 and 2006, respectively.	3,642	742
	66,616	47,162
Total long-term debt	98,360	75,083
Less current portion of long-term debt	20,655	21,889
	$77,705	$53,194

During the year ending March 31, 2006, the Company had a noncash investing and financing activity when $13,397 of the proceeds from the refinancing of an office building were remitted directly to a defeasance trust and used to purchase U.S. government securities. The securities were placed in a trust for the purpose of generating resources for all future debt service payments on the original nonrecourse mortgage payable. These securities are reported on the balance sheets as investment securities, held–to–maturity and the refinanced debt is reported as nonrecourse debt as the refinancing did not meet the criteria for an extinguishment of debt in accordance with Statement of Financial Accounting Standards No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.

The scheduled aggregate principal payments of long–term debt for the next five years and thereafter are as follows:

	Nonrecourse	Other	Total
Year ending March 31:
2008	$1,463	$19,192	$20,655
2009	1,561	15,159	16,720
2010	11,882	10,833	22,715
2011	1,404	8,282	9,686
2012	1,486	6,417	7,903
Thereafter	13,948	6,733	20,681
	$31,744	$66,616	$98,360

(b)       Lines of Credit and Letters of Credit

The Company has a revolving line of credit payable on demand of approximately $8,700 with a Canadian bank. Collateral consists of certain assets of the Company. Outstanding balances bear interest at the Canadian prime rate plus 0.75%. The interest rate at March 31, 2007 and 2006 was 6.75% and 6.50%, respectively. Outstanding borrowings under the agreement at March 31, 2007 and 2006 were $6,992 and $3,030, respectively.

The Company has a $20,000 revolving line of credit with a bank which expires October 1, 2007. Collateral consists of accounts receivable. Outstanding balances bear interest at the prime rate. There were no outstanding borrowings at March 31, 2007. At March 31, 2007, the available line of credit is reduced by outstanding letters of credit amounting to approximately $2,539, including the $1,000 unconditional U.S. bank guarantee on the Abu Dhabi line of credit.

The Company has a revolving line–of–credit with an Abu Dhabi bank of approximately $1,089. Outstanding balances bear interest at the three months EBOR plus 1%. Collateral consists of an unconditional bank guarantee of $1,000 by an U.S. bank. There were no outstanding borrowings at March 31, 2007.

The Company had a bridge financing facility for the construction of a privately-owned prison with an outstanding balance of $19,027 at March 31, 2006. The financing was converted to long-term debt by Barbados Correction Corporation, an equity method investee, during the year ending March 31, 2007.

(c)        Restrictive Covenants

The Company’s debt agreements contain various covenants which, among other things, require the maintenance of certain financial ratios related to debt to net worth, debt service coverage, interest coverage and current ratios.

(10)     Operating Leases

The Company is a lessee under various noncancelable lease commitments on equipment, land and office buildings with varying lease periods through 2017. These lease agreements generally provide for renewal options. The minimum rental commitments under these operating leases are as follows:

Year ending March 31:
2008	$4,329
2009	3,817
2010	3,000
2011	1,472
2012	1,157
Thereafter	3,134
$16,909

Rent expense was $4,953, $4,047, and $4,734 for the years ending March 31, 2007, 2006, and 2005, respectively.

(11)     Employee Benefit Plans

(a)       401(k) Savings Plan

The Company has a 401(k) savings plan which covers substantially all nonunion employees with service in excess of one month. Employees who elect to participate may contribute up to 35% of their gross compensation up to the Internal Revenue Service’s maximum of $15.5 for 2007. The Company matches 50% of each employee’s contribution up to a total of 3% of their gross compensation. Participants vest in employer contributions in 20% increments from year one until fully vested at five years. The amount of Company matches charged to operations under the plan for the years ending March 31, 2007, 2006, and 2005 was $2,787, $2,195, and $2,002, respectively.

(b)       Multi–employer Pension and Welfare Plans

Three of the Company’s subsidiaries participate in several defined benefit pension and welfare plans covering substantially all of its employees covered by collective bargaining agreements. These plans are both contributory and noncontributory multi–employer plans. The welfare plans provide health care and other welfare benefits during the employees working lives and, for a monthly premium, benefits after retirement.

The amount charged to operations and contributed to the pension and welfare plans for the years ending March 31, 2007, 2006, and 2005 was $10,606, $9,189, and $6,329, respectively. The Company makes monthly contributions to the plans based on hours worked by employees.

(c)        Deferred Compensation Plan

The Company had established a nonqualified, unfunded deferred compensation plan in 2004 for certain key employees providing for payment upon retirement, death or disability. The plan was terminated on January 31, 2007. All account balances will be paid to the participants by December 31, 2007. The amount charged to operations under the plan for the years ending March 31, 2007, 2006, and 2005 was $763, $862, and $560, respectively. The liability under the plan is included in accrued expenses and totaled $2,403 and $11,508 at March 31, 2007 and 2006, respectively.

(d)       Self-Insured Plan

The Company is self-insured for health care which covers the majority of nonunion U.S. employees. The cost of providing benefits for employees and dependents is limited to agreed-upon stop-loss levels. At March 31, 2007 and 2006, the Company accrued liabilities of $2,750 and $1,714, respectively, for claims payable and amounts incurred but not reported.

The Company is also subject to agreed-upon retention levels for its workers’ compensation insurance pertaining to a majority of its U.S. operations. At March 31, 2007 and 2006, the Company accrued liabilities of $7,408 and $5,123, respectively, for amounts incurred but not reported.

(12)     Income Taxes (restated for 2006 and 2005)

Income from continuing operations before income taxes for the years ending March 31 includes the following:

	2007	2006	2005
U.S income	$35,363	$9,715	$16,508
Foreign income	15,001	27,376	6,479
Income before taxes	$50,364	$37,091	$22,987

Total income tax expense was allocated as follows:

	2007	2006	2005
Income tax from continuing operations	$19,411	$9,608	$7,766
Stockholders’ equity, for unrealized gains on foreign currency transactions related to long-term intercompany debt	(278)	101	319
Total income tax expense	$19,133	$9,709	$8,085

The provision for income taxes for the years ending March 31 is comprised of the following:

	2007	2006	2005
Current tax expense:
Federal	$15,117	$3,969	$7,244
Foreign	7,747	5,969	7,164
State	4,587	1,203	1,140
Benefit of foreign net operating loss carryforwards	(2,596)	(4,231)	(4,287)
Total current taxes	24,855	6,910	11,261
Deferred tax expense (benefit):
Federal	(3,509)	535	(129)
Foreign	(870)	2,001	(3,130)
State	(1,065)	162	(236)
Total deferred tax expense (benefit)	(5,444)	2,698	(3,495)
Total tax expense	$19,411	$9,608	$7,766

The reconciliation of income tax computed at the U.S. federal statutory tax rate of 35% to the Company’s effective income tax rate for the years ending March 31 were as follows:

	2007	2006	2005
Pretax income	$50,364	$37,091	$22,987
Federal stautuory rate	35%	35%	35%
Expected tax expense	17,628	12,981	8,046
Reconciling items:
State income taxes, net of federal benefit	2,289	888	588
Permanent expenses, exclusions and credits	2,222	2,429	2,043
Adjustments resulting from illegal activities	118	755	707
Change in valuation allowance	—	(4,231)	(1,814)
Foreign tax differential	(1,160)	(4,310)	(2,177)
Other	(1,686)	1,096	373
Income tax expense	$19,411	$9,608	$7,766

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at March 31 are as follows:

	2007	2006
Deferred tax assets:
Allowance for doubtful accounts	$223	$332
Foreign net operating loss carryforwards	1,295	3,891
Investments in affiliates	1,459	117
Deferred recognition of income	7,063	1,296
Accrued employee benefits	10,375	9,216
Total deferred tax assets	20,415	14,852
Deferred tax liabilities:
Unrealized gains on investment securities, net	403	784
Investments in affiliates	901	738
Depreciation and amortization	3,750	3,442
Foreign currency transaction gains on intercompany debt	417	695
Other	—	303
Total deferred tax liabilities	5,471	5,962
Net deferred tax asset	$14,944	$8,890

The change in the deferred tax asset valuation allowance for the year ending March 31, 2006 consisted of the following:

2006
Balance, beginning of year	$(4,702)
Adjustment to beginning of year balance:
Benefit of foreign net operating loss carryforward	4,231
Other	471
Net change	4,702
Balance, end of year	$—

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management believes it is more likely than not that the Company will realize the benefits of these deductible differences at March 31, 2007.

At March 31, 2007, the Company has net operating loss carryforwards for Canadian income tax purposes of approximately $3,677 which are available to offset future Canadian taxable income. If not used, these loss carryforwards will expire as follows:

Expiration date	Carryforwards
March 31, 2014	$2,927
March 31, 2015	750

Undistributed earnings of the Company’s foreign subsidiaries amounted to approximately $32,424 at March 31, 2007. Those earnings are considered to be indefinitely reinvested and accordingly, no provision for U.S. federal and state income taxes or foreign withholding taxes has been made. Upon distribution of those earnings, the Company would be subject to U.S. income taxes (subject to a reduction for foreign tax credits) and withholding taxes payable to the various foreign countries. Determination of the amount of unrecognized deferred U.S. income tax liability is not practicable; however, the potential foreign tax credit associated with the deferred income would be available to reduce the resulting U.S. tax liability.

(13)     Related Party Transactions

The consolidated financial statements include transactions with related parties (mainly joint ventures) incurred in the normal course of business as follows:

	2007	2006	2005
Due from, included in accounts receivable	$24,982	$6,779	$10,253
Due to, included in accounts payable	2,254	881	403
Revenues	73,783	32,104	21,532
Costs and expenses	3,557	443	803
Construction of building	4,554	—	—

During 2006, the Company had noncash financing activities for dividends declared and applied as a reduction in stockholder receivables and dividends declared and not paid. These noncash financing activities totaled $2,000, of which $985 reduced amounts due from stockholders.

(14)     Customer Concentrations

The majority of the Company’s services are provided for customers in the oil and gas industry. For the year ending March 31, 2007, the Company performed contracts with two major customers. Revenue recognized from each major customer was $270,650 and $108,376. Accounts receivable from each major customer amounted to $41,097 and $17,943.

(15)     Foreign Operations

The Company has foreign operations or assets primarily in Canada, Barbados, Russia, and Pakistan. Net assets invested in foreign operations are $74,257 and $60,023 at March 31, 2007 and 2006, respectively. Undistributed earnings from foreign operations were $32,424 and $34,322 at March 31, 2007 and 2006, respectively. Included in costs and expenses are realized and unrealized foreign currency gains of $203, $1,331, and $1,842, for the years ending March 31, 2007, 2006, and 2005, respectively.

(16)     Fair Value

The estimated fair value of financial instruments has been determined by the Company using market information and appropriate valuation methodologies. However, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

At March 31, 2007 and 2006, the carrying amounts of cash and cash equivalents, accounts receivable, accounts payable and lines of credit are considered a reasonable estimate of their fair value due to their short maturities.

Interest rates that are currently available to the Company for the issuance of debt with similar terms and remaining maturities were used to estimate the fair value of long–term debt. Quoted market prices were used as the fair value of investment securities.

	2007		2006
	Carrying	Fair	Carrying	Fair
	amount	value	amount	value
Investment securities:
Held-to-maturity	$12,019	$11,842	$12,773	$12,620
Trading	2,418	2,418	11,522	11,522
Long-term debt	98,360	94,769	75,083	72,689

(17)     Commitments and Contingencies

(a)       Litigation

The Company is a defendant in various claims and litigation related to contract disputes, employment issues, personal injury and third party liability. Certain claims are recent and evaluation of possible liability, if any, has not been completed. Management has provided for claims and litigation for which an unfavorable outcome is probable and an estimate of the liability can be made.

The Company has filed a lawsuit against a major client for recovery of contractually stipulated overhead cost recovery on field craft labor. The contractually receivable amount in question has been fully reserved in the financial statements pending the final determination of amounts recoverable under the applicable contractual provisions. Accordingly, no amounts related to the recovery of this claim will be recognized in the financial statements until realized.

(b)       Warranty

In accordance with standard industry practice, the Company is obligated to perform warranty or other post-completion work. Estimable amounts are included in the calculation of estimated earnings on uncompleted contracts. Management believes the final amounts will not be material to the financial statements.

(c)        Purchase of Minority Stockholders’ Interest

The Company may be required under an agreement with certain minority stockholders to purchase the minority interest upon disability or termination of employment of the stockholder. The purchase price is based on fair value.

(d)       Illegal Activities

In May 2007, the former Chief Executive Officer and a former Vice President of the Company entered into plea agreements with the United States Department of Justice. They pled guilty to felony criminal charges involving bribery of government officials, violation of campaign contribution laws and tax fraud. The plea agreements relate to payments to Alaskan state legislators and the underpayment of federal income taxes resulting from deductions taken for these amounts. In addition, the CEO’s plea agreement requires him to cooperate in all federal, state and local investigations. The two officers have resigned from the Company as a result of these matters.

The government’s investigation is continuing, and while discussions with the Department of Justice and the Internal Revenue Service have been held, the Company does not know the specifics of the investigations and what impact they could have on the Company or the Company’s employees. While the Company has estimated the impact on the financial statements of the tax issues as described below, the Company cannot estimate with any certainty what the final settlement will be with the Internal Revenue Service. At this time the Company is also unable to estimate what impact, if any, the investigations by other state and federal authorities may have on the Company’s financial position or results of operations.

As a result of a potential acquisition of the Company, the illegal acts described above, and ongoing investigations by the Department of Justice and the Internal Revenue Service, an investigation was conducted by independent counsel related to the conduct of the Company’s past operations. This investigation included a review of accounting records, electronic communications and other documents. It also evaluated deductions taken on the Company’s tax returns that may not be appropriate. The Company is cooperating with the Internal Revenue Service to resolve the tax issues, and has recorded additional income taxes, interest, and penalties for the 2007, 2006, 2005 and 2004 fiscal years in the amounts of $486, $1,007, $836 and $386, respectively.

(e)        Commitments

The Company has outstanding commitments to purchase $7,806 of equipment at March 31, 2007.

(18)     Subsequent Events

On September 7, 2007, the Company entered into a stock purchase agreement with CH2M HILL Companies, Ltd. (CH2M HILL) to sell substantially all of its operating businesses. The consideration that CH2M HILL paid for the Company was approximately $315,000 in the aggregate, including cash and the assumption of certain liabilities. The March 31, 2007 carrying value of the assets and liabilities retained by the Company’s former stockholders is estimated to be $38,268 and $30,704, respectively.

Subsequent to the acquisition of the common stock of the Company by CH2M HILL, all of the Company’s lines of credit and notes payable were paid off and/or terminated or allowed to expire with the exception of $31,700 of nonrecourse mortgage notes payable. There are no significant restrictive covenants on the nonrecourse mortgage notes payable.

Subsequent to year end the Company sold land with a carrying value of $2,568 to a third party.